As filed with the Securities and Exchange Commission on November 14, 2008

Registration No. 333-103935

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S–8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________

AUTOMATIC DATA PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-1467904 (I.R.S. Employer Identification No.)
One ADP Boulevard Roseland, New Jersey (Address of principal executive offices)	07068 (Zip Code)

________________

Key Employees’ Restricted Stock Plan

(Full title of the plan)

_________________

James B. Benson, Esq.

Vice President, Secretary and General Counsel

Automatic Data Processing, Inc.

One ADP Boulevard

Roseland, New Jersey 07068

(Name and address of agent for service)

(973) 974-5000

(Telephone number, including area code, of agent for service)

_______________

Copy to:

Richard S. Borisoff, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

________________

EXPLANATORY STATEMENT

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-103935) filed on March 20, 2003 is filed to deregister certain securities remaining available for issuance under such Registration Statement as described below.

On March 20, 2003, Automatic Data Processing, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-103935) to register an aggregate of 3,000,000 shares of common stock, par value $0.10 per share (the “Common Stock”), under the Key Employees’ Restricted Stock Plan (the “Restricted Stock Plan”). On November 11, 2008, at the Registrant’s annual meeting of stockholders, the Registrant’s stockholders approved the adoption of the 2008 Omnibus Award Plan (the “2008 Plan”). In connection with the approval of the 2008 Plan no future awards will be made under the Restricted Stock Plan. Certain shares of Common Stock that remain available for issuance under the Restricted Stock Plan and that are not subject to outstanding awards under the Restricted Stock Plan are to be included in the shares of Common Stock available for issuance under the 2008 Plan (collectively, the “Carried Forward Shares”).

This Post-Effective Amendment No. 1 is being filed to deregister the Carried Forward Shares. The Registrant is filing a separate Registration Statement on Form S-8 (the “2008 Plan Registration Statement”) to register the Carried Forward Shares for issuance under the 2008 Plan and to carry over the filing fees for the Carried Forward Shares.

In accordance with the principles set forth in Interpretation No. 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, the Registrant is filing this Post-Effective Amendment No. 1 (i) to reallocate the Carried Forward Shares from the Restricted Stock Plan to the 2008 Plan and (ii) to carry over the registration fees paid with respect to the Carried Forward Shares from the Registration Statement on Form S-8 (File No. 333-103935), filed for the Restricted Stock Plan, to the 2008 Plan Registration Statement.

Item 8.	Exhibits

Exhibits

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey on November 14, 2008.

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ Gary C. Butler
Name: Gary C. Butler Title: President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Automatic Data Processing, Inc. whose signatures appear below hereby constitute and appoint Gary C. Butler and James B. Benson, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on November 14, 2008 by the following persons in the capacities indicated.

Signature	Title

/s/ Gary C. Butler	President and Chief Executive
(Gary C. Butler)	Officer, Director
(Principal Executive Officer)

/s/ Christopher R. Reidy	Chief Financial Officer
(Christopher R. Reidy)	(Principal Financial Officer)

/s/ Alan Sheiness	Corporate Controller
(Alan Sheiness)	(Principal Accounting Officer)

Director
(Gregory D. Brenneman)

/s/ Leslie A. Brun	Director
(Leslie A. Brun)

/s/ Leon G. Cooperman	Director
(Leon G. Cooperman)

/s/ Eric C. Fast	Director
(Eric C. Fast)

/s/ R. Glenn Hubbard	Director
(R. Glenn Hubbard)

/s/ John P. Jones	Director
(John P. Jones)

/s/ Frederic V. Malek	Director
(Frederic V. Malek)

/s/ Charles H. Noski	Director
(Charles H. Noski)

/s/ Sharon T. Rowlands	Director
(Sharon T. Rowlands)

/s/ Gregory L. Summe	Director
(Gregory L. Summe)

/s/ Henry Taub	Director
(Henry Taub)

INDEX TO EXHIBITS

Exhibits

24.1	Power of Attorney (included on signature page)